SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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DATALINK CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DATALINK CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 1, 2003

        The Annual Meeting of Stockholders of Datalink Corporation will be held at the offices of the Company located at 8170 Upland Circle, Chanhassen, Minnesota, on Thursday, May 1, 2003, at 3:30 p.m. local time for the following purposes:

  1.
  To elect five directors, each to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

  2.
  To act upon any other business as may properly come before the Annual Meeting.

        Holders of the Company's common stock at the close of business on February 28, 2003 will be entitled to vote at the Annual Meeting.

                      By Order of the Board of Directors,

                      Jeffrey C. Robbins, Secretary

Minneapolis, Minnesota
March 21, 2003

        To assure your representation at the meeting, please sign, date and return your proxy on the enclosed proxy card whether or not you expect to attend in person. Stockholders who attend the meeting may revoke their proxies and vote in person if they so desire.

PROXY STATEMENT
OF
DATALINK CORPORATION
8170 Upland Circle
Chanhassen, Minnesota 55317-8589

Time, Date and Place of Annual Meeting

        This Proxy Statement is furnished to the stockholders of Datalink Corporation in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders or any adjournments or postponements of that meeting. The Annual Meeting will be held at the offices of the Company located at 8170 Upland Circle, Chanhassen, Minnesota, on Thursday, May 1, 2003, at 3:30 p.m. local time. The mailing of this Proxy Statement to the Company's stockholders commenced on or about March 24, 2003.

Information Concerning the Proxy

        We have enclosed a proxy card for your use. The Board of Directors solicits you to MARK, SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. Any proxy given to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in such proxy. However, if no direction is given by a stockholder, the shares will be voted as recommended by the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should a stockholder giving the proxy so desire. Any stockholder giving a proxy may revoke it any time prior to its use, either in person at the Annual Meeting or by giving the Company's Secretary a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

        The Company will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies, and the cost of forwarding the material to the beneficial owners of the common stock. Directors, officers and regular employees of the Company may solicit proxies by telephone or personal conversation. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in doing so.

        Under the Company's Amended and Restated Articles of Incorporation, an action of the stockholders requires the affirmative vote of the holders of a majority of the voting power of all voting shares represented at a duly held meeting of the shareholders, except where a larger proportion is required by Minnesota law. If a stockholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business as well as shares entitled to vote on that particular matter. Accordingly, an abstention on any matter will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes do not have the same effect as a negative vote on the matter.

PROPOSAL NUMBER ONE
Election of Directors

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of five nominees to serve as directors for one-year terms expiring at the next annual meeting of stockholders and until their successors are elected. The five nominees are Paul F. Lidsky, Margaret A. Loftus, Greg R. Meland, James E. Ousley and Robert M. Price. All of the nominees are now directors.

        The Board of Directors believes that all of the nominees are available and will serve if elected. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate substitute nominees. In that event, the shares represented by the proxy cards returned to the Company will be voted for the substitute nominees, unless an instruction to the contrary is indicated on the proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Director Biographical Information

        Robert M. Price was elected as the Chairman of the Board and a director of the Company in June 1998. Mr. Price has been President of PSV, Inc., a technology consulting business, since 1990. Between 1961 and 1990, he served in various executive positions, including as Chairman and Chief Executive Officer, with Control Data Corporation. Mr. Price also serves on the Board of Directors of Public Service Company of New Mexico, Affinity Technology Group, Inc. and National Center for Social Entrepreneurs. Since May 1991, Mr. Price has been a senior advisor and professor at the Fuqua School of Business at Duke University. Mr. Price is Mr. Meland's father-in-law. Mr. Price is 72.

        Paul F. Lidsky was elected as a director in June 1998. Since November 2002, Mr. Lidsky has been President and Chief Executive Officer of VigiLanz Corporation, a medical software company. Between 1997 and 2002 Mr. Lidsky was the President and Chief Executive Officer of OneLink Communications, Inc., a telecommunications company. Between 1992 and 1997, Mr. Lidsky was employed by Norstan, Inc., a comprehensive technology services company, most recently as Executive Vice President of Strategy and Business Development. Mr. Lidsky is 49.

        Margaret A. Loftus was elected as a director in June 1998. Ms. Loftus is an owner of Loftus Brown-Wescott, Inc., a business consulting firm, which she co-founded in 1989. Between 1976 and 1988, she was employed by Cray Research, Inc., most recently as Vice President of Software. Ms. Loftus also serves on the Board of Directors for Analysts International Corporation and several private technology companies. Ms. Loftus is 58.

        Greg R. Meland joined the Company in 1991 as its Vice President of Sales and Engineering. He became President and Chief Executive Officer in 1993. Between 1979 and 1991, Mr. Meland served in various sales and marketing positions with the Imprimis disk drive subsidiary of Control Data Corporation (which was sold to Seagate in 1989), most recently as the North Central U.S. Director of Sales. Mr. Meland is 49.

        James E. Ousley was elected as a director in June 1998. Mr. Ousley is President and Chief Executive Officer of Vytek Wireless Inc., a mobile computing company. From 1999 to 2001, he served as President and Chairman of Syntegra (USA), a global e-Business solutions provider and a division of British Telecommunications plc. From 1991 to 1999, Mr. Ousley served as President and Chief Executive Officer of Control Data Systems. Between 1968 and 1991, he served in various sales, marketing and operational executive positions with Control Data Corporation, most recently as President of the Computer Products Group. Mr. Ousley also serves on the Board of Directors for Vytek Wireless, Inc., ActiveCard, Inc., Bell Microproducts Inc., Norstan, Inc. and Savvis Communications. Mr. Ousley is 57.

Board Committees and Meetings

        During 2002, the Board of Directors met nine times. Each director attended 100% of the meetings of the Board of Directors and any committee on which the director served.

        The Board of Directors has established a Compensation Committee and an Audit Committee. Mr. Lidsky, Ms. Loftus and Mr. Ousley are the members of both the Compensation Committee and the Audit Committee.

        The Compensation Committee, which met once in 2002, reviews the compensation of executive officers and makes recommendations to the Board of Directors regarding that compensation. It also administers the Company's incentive compensation plan and makes recommendations about the plan to the Board of Directors.

        The Audit Committee, which met six times in 2002, recommends the hiring of the Company's independent accountants and assesses the independence of the accountants. It also reviews the plans for, and the results and scope of, the independent accountants' auditing engagement and considers other matters relating to the independent accountants' services to the Company.

        The Board of Directors does not have a standing nominating committee.

Compensation Committee Interlocks and Insider Participation

        None of the members of the compensation committee is now, or was during 2002, one of the Company's officers or employees. During 2002, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of the Company's Board of Directors or compensation committee.

Executive Compensation

Director Compensation

        The Company's 2000 Director Stock Option Plan was ratified at last year's Annual Meeting of Stockholders. Under this plan as amended for 2002 and following years, the Company's annual grant of 6,000 common stock options to non-employee members of the Board of Directors will be at an exercise price of $1.67 per share less than the common stock's fair market value on the option grant date. If greater, the exercise price is one-half of such fair market value. These options vest ratably over the director's year of service on the Board. These options expire ten years after the date of grant.

        Under the 2000 Director Stock Option Plan as amended, non-employee directors receive a grant of 500 common stock options for each board meeting attended. In addition, the Audit and Compensation Committee members receive a grant of 250 common stock options for each committee meeting attended. The directors can exercise these options starting immediately after the date they are granted, which is the last day of the calendar quarter during which the meetings take place. These options expire ten years after the date of grant. Under the plan, the Company grants the options for board or committee meeting attendance at an exercise price equal to $2.00 per share less than the common stock's fair market value on the option grant date. If greater, the exercise price is one-half of such fair market value. The following chart indicates the options granted during 2001 to directors under the 2000 Director Stock Option Plan:

Name of Directors	Date of Grant	No. of Options	Exercise Price
Lidsky, Loftus, Ousley and Price	1/02 2/02 3/02 5/02 5/02 7/02 7/02 7/02 10/02 12/02	500 500 500 500 6,000 500 500 500 500 500	$ $ $ $ $ $ $ $ $ $	3.82 3.71 3.52 3.39 3.72 1.69 1.99 2.17 1.44 1.95
Additional committee grants to Lidsky, Loftus and Ousley	1/02 4/02 5/02 7/02 7/02 10/02 12/02	250 250 250 250 250 250 250	$ $ $ $ $ $ $	4.24 3.95 3.57 1.92 1.99 1.44 1.95

        Annually in advance of each calendar year, directors may elect to receive cash payments in lieu of grants of stock options under the 2000 Director Stock Option Plan, as follows: $10,000 in lieu of the annual stock option grant; $1,000 in lieu of board meeting stock option grants; and $500 in lieu of committee meeting stock option grants.

        The Company also reimburses all directors for expenses incurred in connection with attendance at Board and committee meetings.

Indemnification Agreements

        The Company has agreed to indemnify each director to the fullest extent permitted under Minnesota law against liability for damages and expenses, including attorneys' fees, arising out of legal actions that occur because the person is or was the Company's director, officer or employee. The indemnification agreement permits the director to demand advances against, or the creation of a trust for, expenses to be incurred in defending any covered claim. Insofar as the indemnification agreement may cover liabilities arising under the Securities Act, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Executive Officer Compensation

        Summary Compensation Table.    The following table contains information regarding the annual compensation paid during each of 2002, 2001 and 2000 to the Chief Executive Officer and the other executive officers serving at the end of 2002 whose 2002 compensation exceeded $100,000.

ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION							ALL OTHER COMPENSATION(1)
	YEAR	SALARY	COMMISSION		BONUS
Greg R. Meland, President and Chief Executive Officer	2002 2001 2000	$244,856 242,089 233,083	$	— — —	$	— — —	$11,500 11,250 11,250
Stephen M. Howe, Vice President—Field Operations	2002 2001 2000	$147,325 135,987 126,000		$55,791 66,055 69,208	$	— — 6,400	$11,500 11,250 11,250
Daniel J. Kinsella, Vice President—Finance and Chief Financial Officer	2002 2001 2000	$163,240 161,393 150,000	$	— — —	$	— — 6,000	$10,142 9,984 9,178
Charles B. Westling, Vice President—Market Development(2)	2002 2001 2000	$157,413 — —	$	— — —	$	— — —	$5,750 — —
Mary E. West, Vice President—Human Resources(3)	2002 2001 2000	$120,164 50,000 —	$	— — —	$	— — —	$9,300 3,500 —

(1)
Represents matching and profit sharing contributions to each executive officer's account under the Company's 401(k) plan and car allowance for each executive officer. In 2002, the car allowance was $6,000.
(2)
For 2002, represents compensation beginning January 24, 2002.
(3)
For 2001, represents compensation beginning July 23, 2001.

Option Grants in 2002

		Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5% ($)	10% ($)
Greg R. Meland	5,000	1.7%	$4.36/share	2/15/12	$35,510	$56,544
Stephen M. Howe	2,500	0.8%	$4.36/share	2/15/12	17,755	28,272
Daniel J. Kinsella	2,500	0.8%	$4.36/share	2/15/12	17,755	28,272
Charles B. Westling	100,000	33.6%	$5.60/share	1/24/12	912,181	1,452,496
Mary E. West	1,250	0.4%	$4.36/share	2/15/12	8,877	14,136

  Aggregated Option Exercises and Fiscal Year-End Option Values

		Number of Unexercised Options at December 31, 2002
					Value of Unexercised In-The-Money Options at December 31, 2002
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Greg R. Meland	—	—	30,000	30,000	$12,975	$38,925
Stephen M. Howe	—	—	12,750	14,250	$6,488	$19,463
Daniel J. Kinsella	—	—	87,464	39,156	$6,488	$19,463
Charles B. Westling	—	—	25,000	75,000	$—	$—
Mary E. West	—	—	7,499	22,501	$3,242	$9,733

        Employment Arrangements.    The Company does not have employment, non-competition or non-disclosure agreements with any of its executive officers or employees.

        The Compensation Table does not reflect benefits available to the Company's salaried employees as a group.

Board Compensation Committee Report on Executive Compensation

        Note: The material in this compensation committee report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The Compensation Committee of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs for the Company's executive officers. The Committee is comprised of three independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed and approved by the Board of Directors.

  Philosophy

        The Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of its stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies on annual incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees. Incentive compensation is variable and tied to corporate performance. The plans are designed to provide an incentive to management to grow revenues, enhance stockholder value and contribute to the long-term growth of the Company. All incentive compensation plans are reviewed at least annually to ensure they meet the current strategies and needs of the business.

  Compensation Plans

        The Company's executive compensation is generally based on three components, each of which is intended to support the overall compensation philosophy.

  Base Salary

        The Company targets base salaries at the median level for similar data storage companies. The Committee reviews salaries for executive officers on an annual basis. The Committee may approve changes based on the individual's performance or a change in competitive pay levels in the marketplace.

        The Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Company's Chief Executive Officer based on publicly available information on organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company.

        The Committee set the Chief Executive Officer's salary in 2002 at $244,856 up slightly from the 2001 level of $242,089 reflecting the full year impact of the 2001 salary increase over the 2000 level of $233,083 per year. Mr. Meland did not receive a salary increase in 2002 and will not receive a salary increase in 2003. This reflects the Committee's belief that a greater percentage of Mr. Meland's total compensation should be variable based on the Company's financial performance. The Committee believes Mr. Meland's salary to be at a competitive level for similar companies.

  Annual Incentives

        The Company's short-term incentives are paid pursuant to annual bonus plans agreed to by the Committee and the executive at or near the beginning of the year. The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing revenues while maintaining prudent management of gross margins and operating expenses. Because the Company did not achieve its internal financial objectives in 2002, none of the executive officers will receive an annual bonus based upon 2002 operating results.

  Equity Incentives

        Long-term equity incentives are provided through grants of stock options and other equity devices to executive officers and other key employees pursuant to the Company's 1999 Incentive Compensation Plan. The stock component of compensation is intended to retain and motivate employees to improve long-term stockholder value. Stock options for employees are granted at fair market value and have value only if the Company's stock price increases. The Committee believes this element of the total compensation program directly links the participant's interests with those of the stockholders and the long-term performance of the Company.

        The Committee establishes the number and terms of options granted under the Plan. The Committee encourages executives to build a substantial ownership investment in the Company's common stock. Outstanding performance by an individual executive officer is recognized through larger option grants.

        Out of 297,845 options granted to employees in 2002, executive officers of the Company received grants for 111,250, or approximately 37.4% of the total. The Company granted 5,000 stock options to the Chief Executive Officer in 2002. The Committee believes that Mr. Meland's continued equity stake in the Company places him in a competitive level for similar companies.

        The Committee believes that the programs described above provide compensation that is competitive with comparable companies, links executive and stockholder interests and provides the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company's performance and stockholder value.

                      COMPENSATION COMMITTEE

                      Paul F. Lidsky
                      Margaret A. Loftus
                      James E. Ousley

Stock Performance

        The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative stockholder returns on an indexed basis with the Nasdaq Composite Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Board of Directors previously approved the use of the Russell 2000 Index as its industry standard index. The table below compares the cumulative total return assuming $100 was invested as of August 6, 1999, the date of the Company's initial public offering, in the common stock of the Company, the Russell 2000 Index and the Nasdaq Composite Index. The graph assumes the reinvestment of all dividends. The Indexes are weighted based on market capitalization at the time of each reported data point.

        Note: The material in this graph is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Certain Transactions

        In February 1997, the Company entered into a lease agreement for its principal executive offices with Edina Southwest Partners, a Minnesota general partnership. In June 1997, Edina Partners sold the property containing the Company's principal executive offices to 7423 Washington Avenue L.L.P., a Minnesota limited liability partnership. Five of the Company's current stockholders owned approximately 85% of 7423 Washington Avenue L.L.P. In March 1999, the leases were extended through December 2002. The rent paid to Washington Avenue L.L.P. in 2000 and 2001 was approximately $323,000 and $112,000, respectively. In June 2001, the Company moved its corporate headquarters to Chanhassen, Minnesota. As of the date of the move, the Company had no further obligations under its lease to 7423 Washington Avenue L.L.P.

Outstanding Voting Securities and Voting Rights

        Only stockholders of record at the close of business on February 28, 2003 will be entitled to vote at the Annual Meeting and any adjournments of that meeting. At the close of business on the record date, the Company had outstanding 10,216,143 shares of $.001 par value common stock. Each share of common stock is entitled to one vote, and there is no cumulative voting. The presence, in person or by proxy, of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

        The following table sets forth information regarding beneficial ownership of the Company's common stock, as of February 28, 2003, by each person the Company knows who beneficially owns 5% or more of the common stock, each of the Company's named executive officers and directors and all the Company's executive officers and directors as a group.

        Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown. The address for each individual listed in the table is: c/o Datalink Corporation, 8170 Upland Circle, Chanhassen, Minnesota 55317-8589.

Name of Beneficial Owner	Number(1)	Percent
Greg R. Meland(2)	3,485,690	34.0%
Stephen M. Howe(3)	724,838	7.1%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401(4)	680,300	6.7%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109(4)	672,000	6.6%
Scott D. Robinson(5)	584,595	5.7%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, Wisconsin 53202(4)	513,400	5.0%
Daniel J. Kinsella(6)	112,941	1.1%
Charles B. Westling(7)	25,000	*
Mary E. West(8)	7,949	*
Paul F. Lidsky(9)	27,750	*
Margaret A. Loftus(9)	27,500	*
James E. Ousley(9)	27,500	*
Robert M. Price(9)	23,500	*
All executive officers and directors as a group (11 persons)(2)(3)(6)(7)(8)(9)	4,462,668	42.6%

*
less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from February 28, 2003 are considered outstanding for the purpose of calculating the percentage of common stock owned by a person and owned by a group, but not for the purpose of calculating the percentage of common stock owned by any other person.

(2)
Includes 30,000 shares that Mr. Meland may acquire upon exercise of stock options within 60 days of February 28, 2003.

(3)
Includes 12,750 shares that Mr. Howe may acquire upon exercise of stock options within 60 days of February 28, 2003.

(4)
Represents number of shares reported on Schedule 13G.

(5)
Includes 46,880 shares owned by a trust over which Mr. Robinson exercises voting and investment discretion, 239,585 shares owned by Mr. Robinson, 238,500 shares owned by Mr. Robinson's spouse and 46,880 shares owned by a trust over which Mr. Robinson's spouse exercises voting and investment discretion. Mr. Robinson disclaims beneficial ownership of the shares owned by his spouse and spouse's trust. Also includes 12,750 shares that Mr. Robinson may acquire upon exercise of stock options within 60 days of February 28, 2003.

(6)
Includes 87,464 shares that Mr. Kinsella may acquire upon exercise of stock options within 60 days of February 28, 2003.

(7)
Includes 25,000 shares that Mr. Westling may acquire upon exercise of stock options within 60 days of February 28, 2003.

(8)
Includes 7,499 shares that Ms. West may acquire upon exercise of stock options within 60 days of February 28, 2003.

(9)
Includes 27,750 shares that Mr. Lidsky, 27,500 shares that Ms. Loftus and Mr. Ousley and 23,500 shares that Mr. Price may acquire upon exercise of stock options within 60 days of February 28, 2003.

AUDITING MATTERS

Audit Committee Report

        Note: The material in this audit committee report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to accounting, reporting practices and the quality and integrity of the financial reports and other publicly disseminated financial information of the Company. In this context, the Audit Committee has met with management (including the Chief Executive Officer and Chief Financial Officer) and KPMG, LLP, the Company's independent public accountants ("Independent Auditors").

        The Audit Committee held meetings with the Company's Independent Auditors, both in the presence of management and privately. The Audit Committee discussed the overall scope and plans for the Independent Auditors' audit, the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reports.

        The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the Independent Auditors. The Audit Committee also discussed with the Independent Auditors the matters required by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        With respect to independence, the Audit Committee has received the written disclosures from the Independent Auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the Independent Auditors their independence. The Audit Committee has also determined that all of its members are independent within the meaning of NASD Rule 4200(a)(15).

        Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 of the Company's financial statements as audited by the Independent Auditors for filing with the Securities and Exchange Commission.

Audit Fees

        KPMG, LLP billed the Company an aggregate of $97,000 in fees for professional services rendered for the audit of the Company's 2002 annual financial statements and the second and third quarter reviews of the Company's financial statements included in the Company's Form 10-Q filings made during 2002 with the Securities and Exchange Commission. Arthur Andersen LLP billed the Company an aggregate of $8,000 in fees for professional services rendered for the first quarter review of the Company's financial statements included in the Company's Form 10-Q filing made during 2002 with the Securities and Exchange Commission. PricewaterhouseCoopers LLP billed the Company an aggregate of $7,150 in fees for professional services rendered for the opinion provided for the Company's 2002 Form 10-K filing with the Securities and Exchange Commission.

All Other Fees

        Fees billed to the Company by KPMG, LLP for all other non-audit services, including tax-related, provided during 2002 totaled $30,000. Fees billed to the Company by Arthur Andersen LLP and

PricewaterhouseCoopers LLP for all other non-audit services, including tax related, provided during 2002 totaled $23,000 and $7,150 respectively.

Additional Matters Regarding the Independent Auditors

        In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee expects to select and engage the Independent Auditors to audit the 2003 financial statements of the Company. However, the Audit Committee has not yet commenced this process. Accordingly, the Company does not seek stockholder ratification of the selection of independent auditors for 2003. A representative of KPMG, LLP will attend the Annual Meeting. This representative will be available to respond to appropriate questions and will have the opportunity to make a statement if the representative desires.

                      AUDIT COMMITTEE

                      Paul F. Lidsky
                      Margaret A. Loftus
                      James E. Ousley

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's common stock. The Securities and Exchange Commission requires the Company to identify any of those persons who fail to file such reports on a timely basis. To the Company's knowledge, all such filings were made on a timely basis in 2002.

Changes in Certifying Accountants

        On May 25, 2001, we terminated the appointment of PricewaterhouseCoopers LLP as our independent accountant and engaged Arthur Andersen LLP as our new independent accountant. Our audit committee approved the decision to change accountants. During 2000 and 1999, and through the subsequent interim period ended May 25, 2001, we had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. The audit reports of PricewaterhouseCoopers LLP on our consolidated financial statements as of and for the years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During 2000 and 1999, and through the subsequent interim period ended May 25, 2001, we did not consult with Arthur Andersen LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements.

        On June 21, 2002, we terminated the appointment of Arthur Andersen LLP as our principal accountants and engaged KPMG LLP as our new principal accountants. Our audit committee approved the decision to change accountants. During 2001 and through the subsequent interim period through June 21, 2002, we had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. The audit report of Arthur Andersen LLP on our consolidated financial statements as of and for the year ended

December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During 2000 and 2001 and through the subsequent interim period through June 21, 2002, we did not consult with KPMG LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements.

Information Concerning Stockholder Proposals

        A stockholder intending to present a proposal to be included in the Company's proxy materials for the next Annual Meeting of Stockholders must deliver the proposal in writing to the Company's principal executive offices at 8170 Upland Circle, Chanhassen, Minnesota 55317-8589 no later than December 1, 2003.

Other Matters

Other Business

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Annual Report to Stockholders and Annual Report on Form 10-K

        A copy of the 2002 Annual Report to Stockholders accompanies this Proxy Statement. The Company's annual report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, is available at no charge to stockholders upon written request to the Company at its business address. Copies may also be obtained without charge through the Securities and Exchange Commission's web site at http://www.sec.gov/edgarhp.htm.

DATALINK CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 1, 2003
3:30 p.m.
8170 Upland Circle
Chanhassen, Minnesota 55317-8589

PROXY
This proxy is solicited by the Board of Directors.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Proposal 1.

By signing the proxy, you revoke all prior proxies and appoint Daniel J. Kinsella and Greg R. Meland, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Item 1.

1. To elect five directors:	PAUL F. LIDSKY, MARGARET A. LOFTUS, GREG R. MELAND, JAMES E. OUSLEY AND ROBERT M. PRICE.
FOR all nominees listed (except as marked to the contrary)	WITHHOLD authority to vote for all nominees listed	(Instructions: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)
☐	☐

2. The undersigned authorizes the Proxies to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

Signature of Stockholder(s)
Date
NOTE: Please sign your name exactly as it is shown at the left. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. EACH joint owner is requested to sign.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE PAID ENVELOPE.